Supplemental Agreement to Mobile Phone Video-On-Demand (VOD) Business Cooperation Agreement

Party A: C Media Limited

Address: CN11, LEGEND TOWN, 1 Dongli, Balizhuang, Chaoyang District, Beijing

Party B: Zhonghai Video Media (Beijing) Co., Ltd.

Address: Rm 2603, Block A, Yuanyang Guanghua International Center, 10 Jintongxi Road, Chaoyang District, Beijing

Party C: Beijing C Media Video Technology Co., Ltd.

Address: CN11, LEGEND TOWN, 1 Dongli, Balizhuang, Chaoyang District, Beijing

Whereas, both Party A and Party B entered into the “Mobile Phone Video-On-Demand (VOD) Business Cooperation Agreement” (hereinafter referred to as “Original Agreement”) on the date of March 26, 2015 and Beijing C Media Video Technology Co., Ltd. (hereinafter referred to as “Party C”) is an entity wholly (100%) controlled by Party A. Trough amicable consultation, the foregoing three parties conclude and sign this supplemental agreement on the date of April 28, 2015 with respect to the transfer of rights and obligations under the Original Agreement, on and subject to the following terms and conditions:

I. The aforesaid three parties agree that Party A shall transfer all of its rights and obligations under the Original Agreement in whole to Party C, who will substitute for Party A, and that Party C shall accept such transfer and continue the performance of the said rights and obligations under the Original Agreement. In other words, with respect to the license of mobile phone video content in the Original Agreement, Party B will grant Party C a license to use such content within Mainland China, the Payer shall be Party C instead of Party B, and the invoices shall be directly issued by Party B to Party C.

II. Any other agreement or credits and debts between Party C and Party A or any third party shall be irrelevant to this Supplemental Agreement. After effectiveness of this Supplemental Agreement, Party C shall not refuse to perform this Agreement on the grounds of the invalidity, cancellation, rescission or termination of any other agreement, credits and debts between Party C and Party A or any third party.

III. The performance by Party B of contractual obligations against Party C shall be deemed performance of such obligations against Party A, and Party A shall not require Party B to perform such obligations again. In case that Party C fails or is unable to perform any of the obligations transferred hereunder, Party A agrees to bear the joint and several liability for such failure or inability.

IV. All remaining provisions of the Original Agreement shall remain unchanged.

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Party A:

/s/ C Media Limited

Date: April 28, 2015

Party B: Zhonghai Video Media (Beijing) Co., Ltd.

/s/ Zhonghai Video Media (Beijing) Co., Ltd.

Date: April 28, 2015

Party C: Beijing C Media Video Technology Co., Ltd.

/s/ C Media Video Technology Co., Ltd.

Date: April 28, 2015